SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
August 31, 2007 (August 29, 2007)
Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2515 McKinney Avenue, Suite 1200
Dallas, TX 75201

(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 303-3400
Not Applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 29, 2007, Dean Foods Company (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1, announcing that Mr. Alan Bernon, President of the Company’s Dairy Group, will be leaving his position effective September 1, 2007. Mr. Bernon will continue to serve as a member of the Company’s Board of Directors.
     Pursuant to a letter agreement dated September 1, 2005 between Mr. Bernon and the Company (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005) and the Company’s Executive Severance Plan (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006), Mr. Bernon will be entitled to the following payments and benefits:

Two Years Base Salary and Incentive Pay/Bonus:	$2,496,000
Pro-rata bonus for 8 months of 2007	$105,000
Cash payment in lieu of Company paid healthcare	$25,000
Cash payment in lieu of outplacement benefits	$25,000
All unvested stock options and restricted stock units held by Mr. Bernon will vest upon termination. The Company will also pay for Mr. Bernon’s relocation costs to relocate from Dallas.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
     Press Release of Dean Foods Company, dated August 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2007	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Dean Foods Company, dated August 29, 2007.